UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 3, 2011

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed by nFinanSe Inc. in its Current Report on Form 8-K filed on December 3, 2008, on November 26, 2008, nFinanSe Inc. and its wholly owned subsidiary, nFinanSe Payments Inc. (together, the “Company”), entered into an Amended and Restated Loan and Security Agreement (as amended, the “Amended and Restated Loan Agreement”), with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer Investment Ltd., Porter Partners, L.P., and Trellus Partners, L.P. (the “Original Lenders”).

During the period from November 26, 2008 through March 3, 2011, the Company and the Original Lenders have entered into eight amendments, the material terms of which were disclosed by nFinanSe Inc. in previously filed Current Reports on Form 8-K.  The Eighth Amendment to the Amended and Restated Loan Agreement set the maturity date to March 31, 2011.

On March 3, 2011, the Company entered into that certain Ninth Amendment to the Amended and Restated Loan and Security Agreement (the “Ninth Amendment”) with Ballyshannon Partners, L.P., Porter Partners, L.P., 5 Star Partnership, Ben Joseph Partners, NFS FMTC Rollover IRA FBO Franz J. Berlacher, and Robert Berlacher (collectively, the “New Lenders”).

The Ninth Amendment amends the maturity date of the Amended and Restated Loan Agreement to December 31, 2011.  Additionally, the Ninth Amendment amends the aggregate commitment to $3.5 million from $10.5 million.  The Ninth Amendment establishes a commitment fee equal to 10% of each respective New Lender’s commitment, which is to be paid by the Company in the form of shares of its Series E Convertible Preferred Stock.  Additionally, the commitment rate of interest under the Amended and Restated Loan Agreement was amended from 6% to 12% and the investment rate of interest was amended from 16% to 12%.

Certain other terms were amended to describe the method in which loans will be advanced by the New Lenders and the method in which loans will be repaid by the Company.

The foregoing is a summary description of certain terms of the Ninth Amendment.  A copy of the Ninth Amendment is attached as Exhibit 99.1 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Ninth Amendment to Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	March 9, 2011	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer